Exhibit 23

Spherix Incorporated

_________

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Spherix Incorporated on Form S-8 (File No. 333-66053) and on Forms S-3 (File No. 333-44973, 333-79593 and 333-32504), of our report dated February 20, 2002, on our audit of the financial statements of Spherix Incorporated as of December 31, 2001, and for each of the three years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.

/s/ Grant Thornton LLP

Vienna, Virginia
February 20, 2002